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                                                                     EXHIBIT 3.8

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BERG HOLDING, INC.
                               ------------------

          FIRST: The name of the Corporation (hereinafter called the "Corporation") is Berg Holding, Inc.

          SECOND: The registered office of the Corporation is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000), par value of $1.00 per share, having an aggregate par value of $1,000, all of which shares are designated as Common Stock.

          FIFTH: The Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

          SIXTH: The name and mailing address of the incorporator is:

          NAME                      MAILING ADDRESS

          Burton Z. Alter           400 Park Avenue
                                    New York, New York 10022

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STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )

          Lester Lieberman, being duly sworn, deposes and says that he is one of the persons who signed the foregoing Certificate of Ownership and Merger on behalf of Berg Holding, Inc.; that he signed said certificate in the capacity set forth beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.

                                                  /s/ Lester Lieberman
                                            ---------------------------------
                                               Lester Lieberman, President

Subscribed and sworn to
before me on October 15, 1981.

      /s/ [ILLEGIBLE]
---------------------------
       Notary Public

[SEAL]

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

          Thomas J. Mitchell, being duly sworn, deposes and says that he is one of the persons who signed the foregoing Certificate of Ownership and Merger on behalf of Berg Holding, Inc.; that he signed said certificate in the capacity set forth beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.

                                                 /s/ Thomas J. Mitchell
                                            ---------------------------------
                                              Thomas J. Mitchell, Secretary


Subscribed and sworn to
before me on October 23, 1981.

/s/ Barbara j. Ruby
---------------------------
    Notary Public

[SEAL]

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[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                      -------------------------------------


          Winfred H. Berg, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

          1. That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation has adopted the following resolution by unanimous written consent in accordance with the provisions of
Section 141 of the General Corporation Law of the State of Delaware:

          RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall in its entirety as follows:

          "FIRST: The name of the corporation (the "Corporation") is W.M. Berg Inc."

          2. The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution was given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Roy C. Lamothe, its President, and attested by Edgar P. DeVylder, its Secretary, this 23rd day of September, 1994.


                                              By: /s/ Roy C. Lamothe
                                                 ----------------------------
                                                 Roy C. Lamothe
                                                 Its President

Attest:

By: /s/ Edgar P. DeVylder
   -------------------------
   Edgar P. DeVylder
   Its Secretary